Exhibit 99.1

Contacts:	Carol Coale / Ken Dennard Dennard ▪ Lascar Associates, LLC (713) 529-6600

 FOR IMMEDIATE RELEASE

LUCAS ENERGY ANNOUNCES MADISON COUNTY PROPERTY SALE
Realigning Board of Directors Pursuant to Strategic Initiatives

HOUSTON, TEXAS – October 14, 2014 – Lucas Energy, Inc. (NYSE MKT: LEI) (“Lucas” or the “Company”), an independent oil and gas company with its operations in Texas, today announced that it has completed the sale of its 100% working interest in oil and gas leases and wells/wellbores in Madison County, Texas for $700,000.  The cash transaction includes approximately 450 net mineral acres primarily in the  Buda and Glen Rose formations.  Management determined this acreage to be non-core and has utilized the proceeds to purchase leaseholds in Gonzales County, Texas in addition to debt service and for general corporate purposes.

Anthony C. Schnur, Lucas’ Chief Executive Officer, commented, “We continue to narrow our strategic focus on core Eagle Ford shale activities, and we plan to seek opportunities such as the Madison County property sale to streamline our asset base.

“In keeping with this strategy, we are realigning our board of directors to be more consistent with our intended direction.  We are thankful for the service of Ken Daraie, Ryan Morris and Andrew Krusen who have stepped down following their diligent efforts through this transitional period.

“We are hopeful that our efforts on the strategic front will be finalized in the coming months in preparation to capitalize on our Eagle Ford drilling opportunity.  As we previously announced, we have attracted an operating partner with a long and successful history of drilling wells in the area.  Also, we will submit an update to the NYSE MKT exchange prior to the October 31, 2014 deadline outlining the significant progress and transactional direction the Company is pursuing with the ultimate goal of returning Lucas to good standing,” Mr. Schnur concluded.

About Lucas Energy, Inc.

Lucas Energy (NYSE: LEI) is engaged in the acquisition and development of crude oil and natural gas from various known productive geological formations, including the Austin Chalk, Eagle Ford and Buda / Glen Rose.  Based in Houston, Lucas Energy's management team is committed to building a platform for growth and the development of its five million barrels of proved Eagle Ford and other oil reserves while continuing its focus on operating efficiencies and cost control.

For more information, please visit the updated Lucas Energy web site at www.lucasenergy.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Lucas believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Lucas to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Lucas’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.